Exhibit 99.1

BigCommerce Announces Launch of Follow-on Public Offering

AUSTIN, Texas—November 10, 2020 – BigCommerce Holdings, Inc. (“BigCommerce” or the “Company”) (Nasdaq: BIGC) today announced that it has commenced a follow-on public offering of its Series 1 common stock pursuant to a registration statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”). The Company proposes to sell up to 1,000,000 shares of its Series 1 common stock in the offering, and the selling stockholders named in the registration statement, including certain members of management and entities affiliated with directors of the Company, are proposing to sell up to 4,000,000 shares of the Company’s Series 1 common stock in the offering. In addition, the selling stockholders expect to grant the underwriters a 30-day option to purchase up to an additional 750,000 shares of Series 1 common stock. The Company will not receive any proceeds from the sale of the shares by the selling stockholders.

J.P. Morgan and Barclays are serving as lead book-running managers for the proposed offering. Morgan Stanley, Jefferies and KeyBanc Capital Markets are acting as book-running managers. Canaccord Genuity, Needham & Company, Piper Sandler, Raymond James, Stifel and Truist Securities are acting as co-managers for the offering.

The proposed offering will be made only by means of a prospectus. A copy of the preliminary prospectus, when available, may be obtained from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 866-803-9204; or Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (888) 603-5847 or by email at Barclaysprospectus@broadridge.com.

In connection with this offering, BigCommerce announced today that Morgan Stanley & Co. LLC and Barclays Capital Inc., book-running managers in the Company’s recent initial public offering, are releasing the lock-up restriction with respect to certain shares of the Company’s Series 1 common stock held by the selling stockholders named in the registration statement, including certain officers and directors of BigCommerce. The release will take effect concurrently with this offering, and the shares may be sold only in connection with this offering. Except for the sale pursuant to this registered offering, the lock-up restrictions applicable to the selling stockholders named in the registration statement, including certain officers and directors of BigCommerce, shall remain in full force and effect until December 9, 2020, pursuant to the terms of the lock-up agreements entered into in connection with the Company’s initial public offering. In addition, the selling stockholders named in the registration statement and the officers and directors of BigCommerce have entered into new 90-day lock-up agreements in connection with the follow-on public offering of Series 1 common stock announced today.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. A copy of the preliminary prospectus can be accessed through the SEC’s website at www.sec.gov.

These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BigCommerce

BigCommerce is a leading software-as-a-service (SaaS) ecommerce platform that simplifies the creation of beautiful, engaging online stores by delivering a unique combination of ease-of-use, enterprise functionality, and flexibility. BigCommerce powers both our customers’ branded ecommerce stores and their cross-channel connections to popular online marketplaces, social networks, and offline point-of-sale systems. As of September 30, 2020, BigCommerce served approximately 60,000 online stores across industries in approximately 150 countries, including Ben & Jerry’s, Skullcandy, Sony, and Woolrich. Headquartered in Austin, BigCommerce has offices in San Francisco, Sydney, and London.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Forward-looking statements in this release include, but are not limited to, statements concerning the terms of the proposed public offering and the completion, timing and size of the proposed public offering. The Company’s expectations and beliefs regarding these matters may not materialize and could change, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, as well as any other future annual, quarterly and current reports that it files with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

BigCommerce® is a registered trademark of BigCommerce Pty. Ltd. Third-party trademarks and service marks are the property of their respective owners.

Media Relations Contact

Rachael Hensley

PR@BigCommerce.com

ICR PR for BigCommerce

BigCommerceICRPR@icrinc.com

Investor Relations Contact

Rohit Giri

InvestorRelations@BigCommerce.com